Exhibit 99.1

DHC Acquisition Corp. Receives Expected Notification from Nasdaq Related to Delayed Quarterly Report

SOUTHLAKE, TX, June 2, 2021 — DHC Acquisition Corp. (the “Company”) announced today it received a notice from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the period ended March 31, 2021 (the “Quarterly Report”), the Company no longer complies with the continued listing requirements set forth in Section 5250(c)(1) of The Nasdaq Stock Market LLC Rules.

As disclosed in the Current Report on Form 8-K filed today by the Company, on April 12, 2021 the Staff of the U.S. Securities and Exchange Commission (the “SEC”) released the “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “Staff Statement”). The Staff Statement sets forth the conclusion of the SEC’s Office of the Chief Accountant that certain provisions included in the warrant agreements entered into by many SPACs, such as the Company, require such warrants to be accounted for as liabilities measured at fair value, rather than as equity securities, with changes in fair value during each financial reporting period reported in earnings. The Company has previously classified its private placement warrants and public warrants as equity.

Given the scope of the process for evaluating the impact of the Staff Statement on the Company’s financial statements, the Company was unable to complete and file its Quarterly Report on Form 10-Q for the period ended March 31, 2021 (the “Quarterly Report”) by the required due date of May 17, 2021. On May 17, 2021, the Company filed a Form 12b-25 Notification of Late Filing with the SEC related to the Quarterly Report. The Company is working diligently to prepare and file the Quarterly Report as soon as reasonably practicable.

The notice advises that under the Nasdaq’s rules, the Company will have six months from the date on which the notice was received to submit a plan of compliance or file its Quarterly Report. The Company can regain compliance with the Nasdaq listing standards during this six-month period by submitting a plan of compliance that is approved or by filing its Quarterly Report with the SEC. If the Company fails to submit a plan of compliance or file its Quarterly Report within such six-month period, the Nasdaq may, in its sole discretion, allow the Company’s securities to trade for up to an additional six months depending on specific circumstances. The Company’s securities will remain listed on the Nasdaq under the symbols “DHCAU”, “DHCA” and “DHCAW” in the meantime, subject to the Company’s compliance with other applicable continued listing requirements.

About DHC Acquisition Corp.

DHC Acquisition Corp. is a special purpose acquisition company formed for the purpose of effecting a merger, stock purchase or similar business combination with one or more businesses. The management team is led by Christopher Gaertner, as Co-Chief Executive Officer and Chief Financial Officer, and Thomas Morgan, Jr., as Co-Chief Executive Officer, each with decades of experience building, scaling, and leading teams in their respective fields. While the Company intends to evaluate opportunities in many sectors, it believes the diverse experience and extensive relationship network of its management team, board and sponsor will drive particularly attractive investment opportunities in certain high growth sectors including automotive, consumer, aerospace/defense, enterprise software and E-commerce.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated use of the net proceeds. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.